As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WORKSPORT LTD.
(Exact name of registrant as specified in its charter)

Nevada	3714	65-0782227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

414-3120 Rutherford Rd.

Vaughan, Ontario, Canada L4K 0B1

(888) 554-8789

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Corporate Enterprises, Inc.

123 West Nye Ln, Ste 129

Carson City, NV 89706

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Tel: 212-658-0458 Fax: 646-838-1314	Joseph Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 Tel: 732-395-4400 Fax: 732-395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-256142

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.0001 per share, and Warrants to purchase shares of Common Stock, par value $0.0001 per share	$3,449,999	$377
Common Stock included as part of the Units	$-	-
Warrants to purchase shares of Common Stock included as part of the Units (4)(5)	$-	-
Shares of Common Stock issuable upon exercise of the Warrants	$3,794,999	$415
Representative’s Warrants (6)	-	-
Shares of Common Stock issuable upon exercise of the Representative’s Warrants (7)	$132,000	$15
Total	$7,376,998	$807

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.
(2)	The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $36,885,000 on a registration statement on Form S-1, as amended (File No. 333-256142) which was declared effective by the Securities and Exchange Commission on August 3, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $7,376,998 is hereby registered, which includes shares of common stock and/or warrants that may be issued upon exercise of a 45-day option granted to the representative of the underwriters.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the securities of the registrant underlying the warrants.
(5)	There will be issued Warrants to purchase one share of Common Stock for every one share of Common Stock offered. The Warrants are exercisable at a per share price equal to 110% of the Common Stock public offering price.
(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(7)	The Representative’s Warrants are exercisable into a number of shares of Common Stock equal to 4% of the number of shares of Common Stock underlying the Units sold in this offering, excluding shares issuable upon the exercise the underwriters’ option to purchase additional securities, at an exercise price equal to 110% of the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed by Worksport Ltd. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, and the required opinion and consents solely to register up to an aggregate of $7,376,998 in (i) additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) additional warrants to purchase shares of Common Stock, and (iii) additional shares of Common Stock issuable upon exercise of the additional warrants. The contents of the Company’s Registration Statement on Form S-1 (Registration No. 333-256142), as amended, including the exhibits thereto, which was declared effective by the Commission on August 3, 2021 (the “Initial Registration Statement”), are incorporated by reference in this registration statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Initial Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Carmel, Milazzo & Feil LLP
23.1	Consent of Haynie & Co.
23.2	Consent of Carmel, Milazzo & Feil LLP (Included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vaughn, Ontario on August 3, 2021.

WORKSPORT LTD.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chief Executive Officer, Principal Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Rossi	Chief Executive Officer, President, Secretary, and Director	August 3, 2021
Steven Rossi	(Principal Executive Officer)

/s/ Michael Johnston	Chief Financial Officer	August 3, 2021
Michael Johnston	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lorenzo Rossi	Director	August 3, 2021
Lorenzo Rossi

/s/ Craig Loverock	Director	August 3, 2021
Craig Loverock

/s/ William Caragol	Director	August 3, 2021
William Caragol

/s/ Ned L. Siegel	Director	August 3, 2021
Ned L. Siegel